FOR IMMEDIATE RELEASE

Conta ct:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000

nellefson@pihq.com

PIZZA INN, INC. REPORTS RESULTS FOR
FISCAL YEAR 2009

CEO is encouraged by success of new Buffet prototype and its promise for the future of the Pizza Inn brand

The Colony, Texas – September 23, 2009 -- PIZZA INN, INC. (NASDAQ:PZZI) today reported net income of $1.2 million, or $0.14 per share, for the fiscal year ended June 28, 2009, versus net income of $2.8 million, or $0.29 per share, for the prior fiscal year. The $0.15 difference in earnings per share is driven primarily by two factors. Due to a change in the availability and use of its net loss carryforwards, the Company reported tax expense of $0.5 million in fiscal year 2009 compared to a tax benefit of $0.1 million in fiscal year 2008, representing $0.07 of the earnings per share difference. In addition, the Company incurred litigation settlement expenses of $0.3 million in fiscal year 2009 versus a litigation settlement benefit of $0.3 million in fiscal year 2008, representing another $0.06 of the earnings per share difference. In the absence of these items, earning per share would have been $0.23 for fiscal year 2009 compared to $0.25 for fiscal year 2008.

Highlights for the fourth quarter and fiscal year 2009 included:

•

Sales from Company-owned restaurants increased 153%, or $1.1 million, in fiscal 2009 compared to the prior year, primarily due to the opening of the buffet location in Denton, Texas in October of 2008.

•	Comparable domestic buffet restaurant sales decreased 1.3% for fiscal 2009 and 3.8% for the fourth quarter compared to the prior fiscal year.
•	Total comparable domestic restaurant sales decreased 2.0% for fiscal 2009 and 4.4% for the fourth quarter compared to the prior fiscal year.
•	Buffet unit and total unit closures for the fourth quarter and fiscal year 2009 were at their lowest in the last ten years.

Charlie Morrison, President and CEO, commented, "Despite the tough economic conditions, we are seeing positive results from the changes we have made to the Pizza Inn concept. Comparable buffet restaurant sales have trended ahead of pizza segment averages, which is encouraging for the continued momentum of the brand. Our successful new buffet prototype, combined with a great incentive program for franchise development, has delivered 13 new buffet franchise agreements for the coming fiscal year. These new franchise agreements include both new and existing franchisees. We also opened our third company-owned restaurant in Ft. Worth, Texas last week and have plans to continue expanding our company-owned store base in the future.”

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Pizza Inn’s control. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that Pizza Inn’s objectives and plans will be achieved.

Pizza Inn, Inc. (www.pizzainn.com) is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademark “Pizza Inn.” The Company and its distribution division, Norco Restaurant Services Company, are headquartered in The Colony, Texas. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI.”

PIZZA INN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended
	June 28,	June 29,
REVENUES:	2009	2008

Food and supply sales	$37,793	$43,807
Franchise revenue	4,180	4,970
Restaurant sales	1,873	741
	43,846	49,518

COSTS AND EXPENSES:
Cost of sales	36,355	40,819
Franchise expenses	1,929	2,538
General and administrative expenses	3,217	2,911
Severance	68	391
Provision for bad debts	75	146
Loss on sale of assets	--	9
Provision for (recovery of) litigation costs	263	(284)
Interest expense	57	46
	41,964	46,576

INCOME FROM CONTINUING
OPERATIONS BEFORE TAXES	1,882	2,942

Income tax expense (benefit)	531	(99)

INCOME FROM
CONTINUING OPERATIONS	1,351	3,041
Loss from discontinued
operations, net of income tax benefit	(179)	(216)

NET INCOME	$1,172	$2,825

EARNINGS (LOSS) PER SHARE OF COMMON
STOCK - BASIC:
Income from continuing operations	$0.16	$0.31
Loss from discontinued operations	$(0.02)	$(0.02)
Net income	$0.14	$0.29

EARNINGS (LOSS) PER SHARE OF COMMON
STOCK - DILUTED:
Income from continuing operations	$0.16	$0.31
Loss from discontinued operations	$(0.02)	$(0.02)
Net income	$0.14	$0.29

Weighted average common
shares outstanding - basic	8,580	9,761

Weighted average common
shares outstanding - diluted	8,580	9,789

PIZZA INN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 28,	June 29,
ASSETS	2009	2008

CURRENT ASSETS
Cash and cash equivalents	$274	$1,157
Accounts receivable, less allowance for doubtful
accounts of $203 and $128, respectively	2,559	2,773
Income tax receivable	80	272
Inventories	1,371	1,396
Property held for sale	17	301
Deferred income tax assets	618	555
Prepaid expenses and other	233	241
Total current assets	5,152	6,695

LONG-TERM ASSETS
Property, plant and equipment, net	1,743	635
Deferred income tax assets	86	237
Re-acquired development territory, net	--	46
Deposits and other	81	222
	$7,062	$7,835
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,806	$2,380
Deferred revenues	132	134
Accrued expenses	1,009	1,182
Total current liabilities	2,947	3,696

LONG-TERM LIABILITIES
Deferred gain on sale of property	159	184
Deferred revenues, net of current portion	246	283
Bank debt	621	--
Other long-term liabilities	37	18
Total liabilities	4,010	4,181

COMMITMENTS AND CONTINGENCIES (See Notes F and I)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,130,319 and 15,130,319 shares, respectively;
outstanding 8,010,919 and 9,104,361 shares, respectively	151	151
Additional paid-in capital	8,741	8,543
Retained earnings	18,796	17,624
Treasury stock at cost
Shares in treasury: 7,119,400 and 6,025,958, respectively	(24,636)	(22,664)
Total shareholders' equity	3,052	3,654
	$7,062	$7,835

PIZZA INN, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands)

	Year Ended
	June 28,	June 29,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$1,172	$2,825
Adjustments to reconcile net income to cash
provided by (used for) operating activities:
Depreciation and amortization	290	342
Provision for bad debt	75	146
Stock compensation expense	198	51
Loss on sale of assets	--	9
Deferred income taxes	88	(334)
Changes in operating assets and liabilities:
Notes and accounts receivable	146	(196)
Income tax receivable	192	(272)
Inventories	25	122
Accounts payable - trade	(574)	298
Accrued expenses	(175)	(489)
Prepaid expenses and other	80	(83)
Cash provided by operating activities	1,517	2,419

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from sale of assets	--	108
Capital expenditures	(1,049)	(249)
Cash used for investing activities	(1,049)	(141)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings of long-term bank debt	621	--
Purchases of treasury stock	(1,972)	(3,020)
Proceeds from exercise of stock options	--	20
Cash used for financing activities	(1,351)	(3,000)

Net decrease in cash and cash equivalents	(883)	(722)
Cash and cash equivalents, beginning of year	1,157	1,879
Cash and cash equivalents, end of year	$274	$1,157